Registration No. 333-141659

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

______________________

______________________

NITCHES, INC.
(Exact name of registrant as specified in its charter)

Nevada	95-2848021
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10280 Camino Santa Fe
San Diego, California 92121
(858) 625-2633
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

     Paul M. Wyandt
Chief Financial Officer
10280 Camino Santa Fe
San Diego, California 92121
(858) 625-2633
(Names, address, including zip code, and telephone number
including area code, of agents for service)

Copy To:
James A. Mercer III, Esq.
SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
12275 El Camino Real, Suite 200
San Diego, California 92130-2006
(858) 720-8900
Fax: (858) 509-3691

Approximate date of commencement of proposed sale to the public:
No longer applicable because the shares are being removed from registration.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

On March 29, 2007, Nitches, Inc. (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-141659) (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”), which registered 600,000 shares of the Company’s common stock, no par value (the “Common Stock”) to be sold by the selling security holders named therein.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister and remove all of the previously registered shares of Common Stock that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-141659 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on the 19th day of February, 2009.

NITCHES, Inc.

By:	/s/ Paul M. Wyandt
Paul M. Wyandt
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Name		Title	Date

/s/	Steven P. Wyandt	Chairman and Chief Executive	February 19, 2009
	Steven P. Wyandt	Officer

/s/	Paul M. Wyandt	Director, President and Chief	February 19, 2009
	Paul M. Wyandt	Financial Officer
(Principal Financial Officer)

/s/	Eugene B. Price II	Director	February 19, 2009
Eugene B. Price II

/s/	Michael D. Sholtis	Director	February 19, 2009
Michael D. Sholtis